Exhibit 5.1

July 31, 2015

SolarCity Corporation

3055 Clearview Way
San Mateo, California 94402

Ladies and Gentlemen:

We have acted as special counsel to SolarCity Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (File No. 333-199321) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) on October 15, 2014, and the Prospectus dated October 15, 2014 included in the Registration Statement (the “Prospectus”), as supplemented by the Prospectus Supplement dated July 31, 2015 (the “Prospectus Supplement”), filed by the Company with the Commission under Rule 424(b) on July 31, 2015, relating to the issuance by the Company of up to (i) $5,000,000 aggregate principal amount of 2.00% Solar Bonds, Series 2015/17-1 (the “Series 17 Solar Bonds”); (ii) $5,000,000 aggregate principal amount of 3.00% Solar Bonds, Series 2015/18-3 (the “Series 18 Solar Bonds”); (iii) $5,000,000 aggregate principal amount of 4.00% Solar Bonds, Series 2015/19-5 (the “Series 19 Solar Bonds”); (iv) $5,000,000 aggregate principal amount of 5.00% Solar Bonds, Series 2015/20-10 (the “Series 20 Solar Bonds”); and (v) $5,000,000 aggregate principal amount of 5.75% Solar Bonds, Series 2015/21-15 (the “Series 21 Solar Bonds” and together with the Series 17 Solar Bonds, the Series 18 Solar Bonds, the Series 19 Solar Bonds and the Series 20 Solar Bonds, the “Solar Bonds”) through the Company’s online platform (“Platform”).

The Series 17 Solar Bonds are to be issued under and pursuant to the provisions of an indenture dated as of October 15, 2014 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Ninety-Second Supplemental Indenture dated as of July 31, 2015, between the Company and the Trustee (the “Ninety-Second Supplemental Indenture”).  The Series 18 Solar Bonds are to be issued under the Base Indenture, as supplemented by the Ninety-Third Supplemental Indenture dated as of July 31, 2015, between the Company and the Trustee (the “Ninety-Third Supplemental Indenture”).  The Series 19 Solar Bonds are to be issued under the Base Indenture, as supplemented by the Ninety-Fourth Supplemental Indenture dated as of July 31, 2015, between the Company and the Trustee (the “Ninety-Fourth Supplemental Indenture”).  The Series 20 Solar Bonds are to be issued under the Base Indenture, as supplemented by the Ninety-Fifth Supplemental Indenture dated as of July 31, 2015, between the Company and the Trustee (the “Ninety-Fifth Supplemental Indenture”).  The Series 21 Solar Bonds are to be issued under the Base Indenture, as supplemented by the Ninety-Sixth Supplemental Indenture dated as of July 31, 2015, between the Company and the Trustee (the “Ninety-Sixth Supplemental Indenture”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

SolarCity Corporation

July 31, 2015

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)the Registration Statement, including the Prospectus;

(ii) the Prospectus Supplement;

(iii)the Amended and Restated Certificate of Incorporation of the Company, as further amended and supplemented and certified by an officer of the Company to be currently in effect (the “Charter”);

(iv)the Amended and Restated Bylaws of the Company, as certified by an officer of the Company to be currently in effect (the “Bylaws”);

(v)the Base Indenture, the Ninety-Second Supplemental Indenture, the Ninety-Third Supplemental Indenture, the Ninety-Fourth Supplemental Indenture, the Ninety-Fifth Supplemental Indenture, the Ninety-Sixth Supplemental Indenture and specimens of the Series 17 Solar Bonds, Series 18 Solar Bonds, Series 19 Solar Bonds, Series 20 Solar Bonds and Series 21 Solar Bonds;

(vi)the corporate actions (including resolutions of the board of directors of the Company and resolutions of the Offering Committee of the board of directors of the Company) that provide for, among other things, the approval of the Solar Bonds; and

(v)the form of Platform customer agreement and related undertakings to be made by purchasers of Solar Bonds.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of corporate records of the Company, and certificates of public officials and of officers or other representatives of the Company and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties.

Our opinions set forth herein are limited to the Delaware General Corporation Law and the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement (all of the foregoing being referred to as

SolarCity Corporation

July 31, 2015

“Opined on Law”).  We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated.  This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.When the Series 17 Solar Bonds have been duly executed and authenticated in accordance with the provisions of the Base Indenture (as supplemented by the Ninety-Second Supplemental Indenture) and have been issued and delivered against payment therefor in accordance with the terms and conditions of the Platform (including the Platform customer agreement and related undertakings made by purchasers of Solar Bonds) and in accordance with the Registration Statement, the Series 17 Solar Bonds will be binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.When the Series 18 Solar Bonds have been duly executed and authenticated in accordance with the provisions of the Base Indenture (as supplemented by the Ninety-Third Supplemental Indenture) and have been issued and delivered against payment therefor in accordance with the terms and conditions of the Platform (including the Platform customer agreement and related undertakings made by purchasers of Solar Bonds) and in accordance with the Registration Statement, the Series 18 Solar Bonds will be binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.When the Series 19 Solar Bonds have been duly executed and authenticated in accordance with the provisions of the Base Indenture (as supplemented by the Ninety-Fourth Supplemental Indenture) and have been issued and delivered against payment therefor in accordance with the terms and conditions of the Platform (including the Platform customer agreement and related undertakings made by purchasers of Solar Bonds) and in accordance with the Registration Statement, the Series 19 Solar Bonds will be binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.When the Series 20 Solar Bonds have been duly executed and authenticated in accordance with the provisions of the Base Indenture (as supplemented by the Ninety-Fifth Supplemental Indenture) and have been issued and delivered against payment therefor in accordance with the terms and conditions of the Platform (including the Platform customer agreement and related undertakings made by purchasers of Solar Bonds) and in accordance with the Registration Statement, the Series 20 Solar Bonds will be binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.When the Series 21 Solar Bonds have been duly executed and authenticated in accordance with the provisions of the Base Indenture (as supplemented by the Ninety-Sixth Supplemental Indenture) and have been issued and delivered against payment therefor in accordance with the terms and conditions of the Platform (including the Platform customer agreement and related undertakings made by purchasers of Solar Bonds) and in accordance with

SolarCity Corporation

July 31, 2015

the Registration Statement, the Series 21 Solar Bonds will be binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth in paragraphs (1) through (5) above regarding the enforceability of the Solar Bonds are, in each instance, limited by (a) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including concepts of materiality, reasonableness, good faith and fair dealing; and (b) public policy considerations which may limit the rights of parties to obtain remedies.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

[Signature page follows]

SolarCity Corporation

July 31, 2015

Your truly,

/s/ K&L Gates LLP

K&L Gates LLP